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NEWS RELEASE
March 29, 2022


                FSI ANNOUNCES FULL YEAR, 2021 FINANCIAL RESULTS A
        Conference call is scheduled for Friday April 1st, 2022, 11:00am
                        Eastern time, 8:00am Pacific Time
                    See dial in number and explanation below

VICTORIA, BRITISH COLUMBIA, March 29, 2022 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for full year ended December 31, 2021.

Mr. Daniel B. O'Brien, CEO, states, "We are very pleased with the results for 2021. In addition to the 10% revenue increase, profits were up 16% and operating cash flow increased by 24%. These results were achieved in a year when shipping costs quintupled and raw materials prices increased very rapidly. It's due to the skill and hard work of the whole FSI team that we were so successful."

Mr. O'Brien continues, "In 2021, we engaged with new prospective customers and introduced additional products to existing customers. We anticipate that much of this preparation will result in new sales in 2022. We estimate that we will exceed last years growth and profit results in the 22 year."

     o Sales for the Full Year were $34,416,335, up approximately 10% when compared to sales of $31,407,454 in the corresponding period a year ago. The financials show a Full Year, 2021 net profit of $3,449,162, or $0.28 per share, compared to a net income of $2,977,050, or $0.24 per share, in Full Year, 2020. Note: the financials do not take into account potential tariff rebates that are currently being applied for. The tariffs were charged on some raw materials used to manufacture products that were shipped in from 2019 through 2021.

     o Basic weighted average shares used in computing earnings per share amounts were 12,316,254 and 12,240,641 for full year, 2021 and full year, 2020 respectively..

     o Non-GAAP operating cash flow: For the 12 months ending December 31, 2021, net income reflects $1,176,047 of non-cash charges (depreciation, stock option expenses), as well as Gain (loss) on sale of land, Gain (loss) on disposition of equipment, Gain (loss) on investment, Interest expense, Interest income, write down of inventory, Income tax expense/recovery, and pre tax Net income attributable to non-controlling interests. These are items not related to current operating activities. When these items are removed, the financials show operating cash flow of $5,645,095 or $0.46 per share. This compares with operating cash flow of $ 4,514,182, or $0.37 per share in the corresponding 12 months of 2020 (see the table that follows for details of these calculations).

The NanoChem division and ENP subsidiary continue to be the dominant sources of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction, turf, ornamental and agricultural use to further increase sales in these divisions.

Conference call A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Friday April 1st, 2022. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1-866-518-6930 (or 1-203-518-9713) just prior to the scheduled call time. To join the call participants will be requested to give their name and company affiliation. The conference ID: SOLUTIONS and or call title Flexible Solutions International - Full Year 2021 Financials will be requested

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended December 31, 2021. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income.

The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For Full Year Ended December 31 (12 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                 12 months ended December 31
                                                    2021             2020
                                               ---------------------------------
                                               ---------------------------------
Revenue                                         $ 34,416,335  $  31,407,454

Income (loss) before income tax - GAAP          $  6,650,756  $   5,190,975

Provision for Income tax - net  - GAAP          $ (2,356,499) $  (1,607,441)

Net income (loss)  - GAAP                       $  3,449,162  $   2,977,050

Net income (loss) per common share - basic. -
GAAP                                            $  0.28        $   0.24

12 month weighted average shares used in
computing per share amounts - basic.-  GAAP       12,316,254     12,240,641

                                                 12 month Operating Cash Flow
                                                       Ended December 31
                                               ---------------------------------
                                               ---------------------------------
Operating Cash Flow (12 months). NON-GAAP       $5,645,095a,b,c $ 4,514,182a,b,c

Operating Cash Flow per share excluding
non-operating items and items not related
to current operations (12 months) - basic.
-NON-GAAP                                         0.46a,b,c        0.37a,b,c

Non-cash Adjustments (12 month) -GAAP           $1,176,047d     $ 1,007,684d

Shares (12 month basic weighted average)
used in computing per share amounts - basic
-GAAP                                           12,316,254       12,240,641
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company's net income are listed below.

a) Non-GAAP - Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018). Therefore Operating Cash Flow is adjusted by the pre tax Net income or loss of the non-controlling interest in ENP. An adjustment to Operating cash flow has been made to account for the use of a pre tax amount versus an after tax amount which was originally used in that year.

b) Non-GAAP - amounts exclude certain cash and non-cash items: Depreciation and Stock compensation expense (2021 = $1,176,047, 2020 = $1,007,684), Interest expense  (2021 = $199,930,  2020 = $260,657),  Interest  income (2021 = $77,999,
2020 = $53,101), Gain on investment (2021 = $507,143, 2020 = $877,358),  gain on sale of equipment (2021 = N/A, 2020 = 9,490), Gain on sale of property (2021 = $44,330, 2020 = N/A), Gain on acquisition of ENP Realty (2021 = N/A, 2020 = $133,341), Deferred income tax recovery (expense) (2021 = ($363,317), 2020 =
($409,553)),  Income tax (2021 = $1,993,182, 2020 = $1,197,888),  and pretax Net income attributable to non-controlling interests (2021 = $1,214,206, 2020 = 871,844). *See the financial statements for all adjustments.

c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result, the gains from all investments (2021 = $507,143, and 2020 = $877,358), including those from the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow.

d) Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor  Provision  The  Private  Securities  Litigation  Reform Act of 1995
provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts
                                                                    Jason Bloom
                                                        Toll Free: 800 661 3560
                                                              Fax: 403 223 2905
                                             E-mail: info@flexiblesolutions.com
                                                     --------------------------

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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com.